Exhibit 10.23
                                                            Page 1 of 64
                    MASTER PURCHASE AGREEMENT
                              DATED
                         March 17, 1995

                             BETWEEN

                     GOULD ELECTRONICS INC.

                               AND

                   ENCORE COMPUTER CORPORATION





                        TABLE OF CONTENTS

                                                             Page
                            ARTICLE I

                       PURCHASE OF SHARES

1.1     Issuance of Shares                                     1
1.2     Consideration for Shares                               1

                           ARTICLE II

                           THE CLOSING

2.1     Time and Place of Closing                             2
2.2     Items to be Delivered by Encore to Gould at Closing   2
2.3     Items to be Delivered by Gould to Encore at Closing   3

                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of Encore              4
3.2     Representations and Warranties of Gould              10
3.3     Indemnification 12

                           ARTICLE IV

                  ACTIONS PRIOR TO THE CLOSING

4.1     Limitations on Acts of Encore                        12
4.2     Efforts to Fulfill Conditions                        13

                            ARTICLE V

                 CONDITIONS PRECEDENT TO CLOSING

5.1     Conditions Precedent to Obligations of Encore toGould 13
5.2     Conditions Precedent to Obligations of Gould toEncore 15

                           ARTICLE VI

ABSENCE OF BROKERS

6.1     Representations Regarding Brokers                     16

                           ARTICLE VII

                          MISCELLANEOUS

7.1     Definition of Subsidiary                              17
7.2     Reimbursement for Expenses of Transaction             17
7.3     Entire Agreement                                      17
7.4     Effect of Headings                                    18
7.5     Prohibition Against Assignment                        18
7.6     Notices                                               18
7.7     Governing Law                                         19
7.8     Amendments                                            19
7.9     Counterparts                                          19




                    MASTER PURCHASE AGREEMENT

          This is an Agreement dated March 17, 1995 between Gould Electronics Inc. ("Gould"), an Ohio corporation, as assignee of Gould Inc., and Encore Computer Corporation ("Encore"), a Delaware corporation, relating to the cancellation by Gould of the Exchanged Indebtedness (as that term is defined in Paragraph 1.2) in exchange for shares of Series F Convertible Stock (as that term is defined in Paragraph 1.1).
          NOW, THEREFORE, Gould and Encore agree as follows:
                            ARTICLE I

                       PURCHASE OF SHARES
;
           1.1 Issuance of Shares. At the Closing described in Paragraph 2.1, Encore will issue to Gould 500,000 shares of Series F Convertible Preferred Stock of Encore with the powers, rights and preferences set forth on Exhibit 1.1 (the "Series F Convertible Stock").
          1.2 Consideration for Shares. The consideration to be paid by Gould for the shares of Series F Convertible Stock to be issued to Gould pursuant to Paragraph 1.1 will be cancellation of the Exchanged Indebtedness. As used in this Agreement, the term "Exchanged Indebtedness" means $50,000,000 in revolving credit loans (the "Loans") outstanding under the Amended and Restated Loan Agreement dated as of March 31, 1992, as amended (the "Loan Agreement") between Encore and Gould.
                           ARTICLE II

                           THE CLOSING
;
           2.1 Time and Place of Closing. The closing (the "Closing") of the issuance of the shares of Series F Convertible Stock pursuant to Paragraph 1.1 will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, at 10:00 a.m. New York City time, on March 17, 1995, or such other place, time and date as Gould and Encore may agree in writing (the "Closing Date").
           2.2 Items to be Delivered by Encore to Gould at Closing. At the Closing, Encore will deliver to Gould the following:
           (a) Certificates representing all of the shares of Series F Convertible Stock to be issued to Gould pursuant to Paragraph 1.1, registered in the name of Gould. These certificates shall be legended to the effect that the shares represented by them were issued in a transaction which was not registered under the Securities Act of 1933, as amended, and those shares may only be sold or transferred in a transaction which is registered under that Act or exempt from the registration requirements of that Act.
           (b) A copy, executed by Encore and Indian Creek Capital, Ltd. ("Indian Creek"), as assignee of Kenneth G. Fisher, of a Fifth Amended and Restated Registration Agreement (the "Registration Agreement"), substantially in the form of Exhibit 2.2-B.
           (c) A copy, executed by Indian Creek and Encore, of the Second Amended and Restated Stockholders Agreement (as amended, the "Stockholders Agreement"), substantially in the form of Exhibit 2.2-C.
           2.3 Items to be Delivered by Gould to Encore at Closing. At the Closing, Gould will deliver to Encore copies of the following documents:
           (a) The Registration Agreement, executed by Gould and EFI International, Inc. ("EFI").
             (b)     A   document   (the   "Acknowledgement    of
Cancellation"), executed by Gould, in which Gould acknowledges cancellation of the Exchanged Indebtedness, together with the original promissory notes evidencing such of the Exchanged Indebtedness as is evidenced by promissory notes marked "CANCELLED".
           (c) A letter, executed by Gould, in which Gould acknowledges that it will be acquiring the shares of Series F Convertible Stock to be issued to it pursuant to Paragraph 1.1 for investment and not with a current view toward their sale or distribution.
           (d)  The Stockholders Agreement Amendment, executed by
Gould and EFI.
           (e) Written consents executed by Gould, in its capacities as the holder of 635,269 shares of Series B Convertible Preferred Stock of Encore, 113,306 shares of Series D Convertible Preferred Stock of Encore and 1,042,381 shares of Series E Convertible Preferred Stock of Encore, and a written consent executed by EFI, in its capacity as the holder of 804,696 shares of Series D Convertible Preferred Stock of Encore, each approving the creation and designation of the Series F Convertible Stock and the issuance of the Series F Convertible Stock pursuant to Paragraph 1.1 of this Agreement.
                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES
;
           3.1 Representations and Warranties of Encore. Encore represents and warrants to Gould as follows:
            (a)   Encore  and  each  of  its  subsidiaries  is  a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Encore and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except jurisdictions in which the failure to qualify, in the aggregate, will not have a material adverse effect upon Encore and its subsidiaries taken as a whole.
           (b) This Agreement has been duly executed by Encore and, upon receipt of the consents referred to in Paragraph 2.3(e), is authorized by all necessary corporate action on the part of Encore, and is a valid and binding agreement of Encore, enforceable against Encore in accordance with its terms. Encore has all corporate power and authority necessary to enable it to carry out the transactions contemplated by this Agreement, upon receipt of the consents referred to in Paragraph 2.3(e). Neither the execution or delivery by Encore of this Agreement or any document contemplated by this Agreement nor the consummation by Encore of the transactions contemplated by this Agreement or any document contemplated by this Agreement will violate, result in a breach of, constitute a default under, or give any party other than Encore or a subsidiary of Encore the right to terminate, or modify the rights or obligations of Encore or any of its subsidiaries under, (i) subject to receipt of the consents referred to in Paragraph 2.3(e), any agreement or instrument to which Encore or any of its subsidiaries is a party or by which any of then is bound, (ii) any statute, ordinance or other law to which Encore or any of its subsidiaries is subject, (iii) any rule or regulation of any governmental agency having jurisdiction over Encore or any of its subsidiaries, (iv) any license, permit or other governmental authorization held by Encore or any of its subsidiaries, or (v) any order or decree of any court or govern mental agency having jurisdiction over Encore or any of its subsidiaries or any of their assets.
            (c)   Except  as  disclosed  on  Exhibit  3.1-C,   no
governmental filings, authorizations, approvals or consents, or other governmental action, are required to permit Encore to fulfill all its obligations under this Agreement or any document contemplated by this Agreement.
           (d) When executed and delivered at the Closing, the Stockholders Agreement Amendment and the Registration Agreement (together, the "Encore Agreements") will each be a valid and binding agreement of Encore and Indian Creek, enforceable against each of them in accordance with their respective terms.
          (e) The only authorized stock of Encore is 150,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, and the only preferred stock authorized by the Board of Directors of Encore is 73,641 shares of Series A Convertible Participating Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, 1,500,000 shares of Series D Convertible Preferred Stock,
1,500,000 shares of Series E Preferred Convertible Stock and 1,000,000 of Series F Convertible Preferred Stock. At the date of this Agreement, the only outstanding stock of Encore is not more than 34,255,299 shares of common stock, 73,641 shares of Encore Series A Convertible Participating Preferred Stock, 666,453 shares of Series B Convertible Preferred Stock, 1,019,787 shares of Series D Convertible Preferred Stock and 1,012,381 shares of Series E Convertible Preferred Stock. Except as disclosed in Encore's Annual Report on Form 10-K for the year ended December 31, 1993 (the "1993 10-K") or Encore's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (the "September 10-Q" and, together with the 1993 10-K, the "Encore Reports") or shown on Exhibit 3.1-E, Encore does not have any outstanding options, warrants or convertible or exchangeable securities, and Encore is not a party to any other agreements (other than this Agreement), which require, or upon the passage of time, the payment of money or the occurrence of any other event may require Encore to issue any of its stock.
          (f) When issued as contemplated in this Agreement, the shares of Series F Convertible Stock to be issued to Gould pursuant to Paragraph 1.1 (i) will all be duly authorized, validly issued, fully paid and nonassessable and will have the powers, rights and preferences set forth on Exhibit 1.1 and (ii) will be the only outstanding shares of Series F Convertible Stock. When issued, the shares of common stock issuable on conversion of such shares of Series F Convertible Stock will be duly authorized, validly issued, fully paid and nonassessable. When Gould receives such shares of Series F Convertible Stock at the Closing, it will own such shares free and clear of any liens or encumbrances attributable to Encore, other than restrictions imposed by the Stockholders Agreement.
           (g)   The  subsidiaries of Encore  are  set  forth  on
Exhibit 3.1-G. Except as set forth on Exhibit 3.1-G, each of the subsidiaries is wholly owned by Encore. Neither Encore nor any of those subsidiaries has any outstanding options, warrants or convertible or exchangeable securities, or is a party to any other agreements (other than the Security Documents (as that term is defined in the Loan Agreement) and except as set forth on
Exhibit  3.1-G), which require, or upon the passage of time,  the payment of money or the occurrence of any other event, may require Encore or any of those subsidiaries to issue or transfer any stock or other ownership interests in any of those subsidiaries.
            (h)   Each  of  the  Encore  Reports,  including  the
documents incorporated by reference in each of the Encore Reports, contains all the information required to be included in it and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the 1993 10-K all were, and the financial information in the September l0-Q was derived from financial statements which were, prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the consoli dated financial position, results of operations and cash flows of Encore and its subsidiaries at the dates, and for the periods, to which they apply. Since September 30, 1994, Encore has made all disclosures about its activities and financial condition required by the Securities Exchange Act of 1934, as amended, and the rules under that Act. Except as set forth on Exhibit 3.1-H, since September 30, 1994 there has been no material adverse change in
(i) the consolidated financial condition of Encore and its subsidiaries, (ii) the consolidated results of operations of Encore and its subsidiaries for the three-month period ended on December 31, 1994 compared with the consolidated results of operations of those corporations for the same period of the prior year, or (iii) the operations or prospects of Encore and its subsidiaries taken as a whole. For the purposes of this Paragraph, (x) an adverse change in financial condition will be material if it is a material reduction of working capital, tangible net worth or shareholders' equity, and (y) an adverse change in results of operations will be material if it is a material reduction in total revenues, net income before income taxes or net income. As a result of the transactions contem plated by this Agreement, following the Closing, Encore, as a separate entity, and Encore and its subsidiaries as a consoli dated group, will each be solvent.
          (i) Encore and each of its subsidiaries has filed when due (after the taking into account of extensions) all national (including United States federal), state and local tax returns which they have been required to file and have paid all taxes shown on those returns to be due. Each tax return filed by Encore or a subsidiary has been a complete and correct return and has reported all taxable items and taxes which were required to be reported, other than items as to which there was substantial authority to support a position that the items need not be re ported and for which there are adequate reserves on the consoli dated financial statements included in the Encore Reports. The United States federal corporate income tax returns of Encore have been audited, or the period of limitations has expired, with regard to all years to and including the year ended December 31, 1989. Except as described on Exhibit 3.1-I, (i) no tax return filed by Encore or any of its subsidiaries is the subject of a pending audit, (ii) no deficiency has been asserted against Encore or any of its subsidiaries with regard to any tax return filed by it, other than (x) deficiencies which are being con tested in good faith and for which there are adequate reserves on the financial statements included in the Encore Reports, or (y) deficiencies which have been satisfied, and (iii) except as described on Exhibit 3.1-I, neither Encore nor any of its subsidiaries has granted any extensions of the time for the assessment of any taxes.
           (j) Encore and each of its subsidiaries has complied in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and of the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws and regulations, with regard to each  of  the  "employee  benefit plans" within  the  meaning  of
Section 3(3) of ERISA under which any of them is providing compensation or benefits to any of their employees which is or was subject to ERISA, the Code or other applicable laws or regu lations of either. No employee benefit plan which Encore or any of its subsidiaries maintains or sponsors has (i) incurred an "accumulated funding deficiency," as that term is used in Section 412(a) of the Code, whether or not waived, (ii) been the subject of a "reportable event," as that term is used in Section 4043(b) of ERISA (except to the extent reporting has been waived by the Pension Benefit Guaranty Corporation ("PBGC")), or (iii) resulted, or is expected to result, in termination liability to the PBGC.
           (k) Except as described in Exhibit 3.1-K, Encore has not received any notice from any governmental authority, or otherwise become aware, that any facility owned or leased by it, or any operation being conducted by it, is violating any applica ble law or regulation regarding the discharge of pollutants or other hazardous substances into the atmosphere, contamination of soil or ground water, storage of hazardous substances or other matters relating to protection of the environment.
           3.2 Representations and Warranties of Gould. Gould represents and warrants to Encore as follows:
           (a) Gould is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.
          (b) This Agreement has been duly executed by Gould and authorized by all necessary corporate action on the part of Gould and is a valid and binding agreement of Gould, enforceable against Gould in accordance with its terms. Gould has all corporate power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. When delivered at the Closing, the Registration Agreement, the Stockholders Agreement, the Acknowledgment of Cancellation and the stockholder's consents of Gould referred to in Section 2.3(e) (together, the "Gould Agreements"), will each be a valid and binding agreement of Gould, enforceable against Gould in accordance with its terms. Neither the execution or delivery by Gould of this Agreement or any document contemplated by this Agreement nor the consummation by Gould of the transactions contemplated by this Agreement or any document contemplated by this Agreement will violate, result in a breach of, or constitute a default under (i) except as set forth on Exhibit 3.2-B, any agreement or instrument to which Gould or any of its subsidiaries is a party or by which any of them is bound, (ii) any statute, ordinance or other law to which Gould or any of its subsidiaries is subject, (iii) any rule or regulation of any governmental agency having jurisdiction over Gould or any of its subsidiaries,
(iv) any license, permit or other governmental authorization held by Gould or any of its subsidiaries, or (v) any order or decree of any court or governmental agency having jurisdiction over Gould or any of its subsidiaries or any of their assets.
            (c)   Except  as  disclosed  on  Exhibit  3.2-C,   no
governmental filings, authorizations, approvals or consents, or other governmental action, are required to permit Gould to ful fill all its obligations under this Agreement or any document contemplated by this Agreement.
           (d) Gould is the owner of all right, title and interest in all of the Exchanged Indebtedness and has the right to surrender the Exchanged Indebtedness as contemplated by this Agreement as consideration for the Series F convertible Stock to be issued to it pursuant to Paragraph 1.1 and such Exchanged Indebtedness is not subject to any lien.
           3.3 Indemnification. If any representation or war ranty contained in Paragraph 3.1 or 3.2 or in any certificate delivered at or prior to the Closing is not correct in any respect, the party which gave that representation or warranty will indemnify each other party against, and will hold each other party harmless from, all liabilities, costs and expenses, includ ing legal and accounting fees and disbursements and costs of settlements or judgments, which that other party suffers because the facts were not as represented or warranted, so that, after taking account of any applicable tax benefits resulting from the facts which were not as represented or warranted, and any appli cable taxes resulting from the indemnification payments, the in demnified party will be in the same position in which it would have been if the facts had been as represented or warranted.
                           ARTICLE IV

                  ACTIONS PRIOR TO THE CLOSING
;
          4.1 Limitations on Acts of Encore. Encore agrees that from the date this Agreement is signed to the date of the Closing it and its subsidiaries will, except with the written consent of
Gould:
           (a) Operate its business and the business of each of its subsidiaries in a manner consistent with the manner in which it was being operated at the date of this Agreement.
            (b) Comply in all material respects with all applicable laws and regulations of governmental agencies, other than laws and regulations the applicability of which Encore or a subsidiary of Encore is contesting in good faith.
           (c) Not issue or agree to issue any stock, or any options, rights or convertible or exchangeable securities, or enter into any other agreements (except as set forth on Exhibit 4.1-C) by which Encore or any of its subsidiaries is, or upon the passage of time, the payment of money, or the occurrence of any other event may be, required to issue any stock, except as contemplated by this Agreement.
          4.2 Efforts to Fulfill Conditions. Gould will use its best efforts to cause all the conditions set forth in Paragraph
5.1 to be fulfilled prior to or at the Closing, and Encore will use its best efforts to cause all the conditions contained in Paragraph 5.2 to be fulfilled prior to or at the Closing.
                            ARTICLE V

                 CONDITIONS PRECEDENT TO CLOSING
;
           5.1 Conditions Precedent to Obligations of Encore to Gould. The obligations of Encore to Gould at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by Encore):
           (a) The representations and warranties of Gould contained in this Agreement will be true and correct in all material respects at the date of the Closing with the same effect as though made on that date, and Gould will have delivered to Encore a certificate dated that date and signed by the President or a Vice President of Gould to that effect.
          (b) Gould will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled at or prior to the Closing.
           (c) All government filings, authorizations, approvals and consents listed on Exhibit 3.2-C shall have been completed or received, as appropriate.
           (d) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains Encore from completing the transactions which are the subject of this Agreement.
           (e) Encore will have received an opinion of Rogers & Wells, counsel to Gould, to the effect that (i) Gould is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio; (ii) Gould has all corporate power and authority necessary to enable it to enter into this Agreement and each of the Gould Agreements and to carry out the transactions contemplated by this Agreement and each of the Gould Agreements; (iii) this Agreement and each of the Gould Agreements have been duly executed and delivered by Gould and each of them is a valid and binding obligation of Gould, enforceable against Gould in accordance with its terms, except to the extent enforceability may be affected by bankruptcy, reorganization or other laws affecting the rights of creditors generally or equitable principles of general application; (iv) the consummation of the transactions contemplated by this Agreement and the Gould Agreements will not violate, result in a breach of, or constitute a default under, (A) any agreement or instrument of which that counsel is aware, after a reasonable investigation, to which Gould or any of its subsidiaries is a party or by which any of them is bound, (B) any statute, ordinance or other law to which Gould or any of its subsidiaries is subject, (C) any rule or regulation of any governmental agency having jurisdiction over Gould or any of its subsidiaries, (D) any license, permit or other governmental authorization held by Gould or any of its subsidiaries of which that counsel is aware, after reasonable investigation, or (E) any order or decree of which that counsel is aware, after a reasonable investigation, of any court or governmental agency having jurisdiction over Gould or any of its subsidiaries or any of their assets; and (v) no governmental filings, authorizations, approvals or consents or other govern mental action are required to permit Gould to fulfill all its obligations under this Agreement and each of the Gould Agreements.
           5.2 Conditions Precedent to Obligations of Gould to Encore. The obligations of Gould to Encore at the Closing are subject to the following conditions (any or all of which may be waived by Gould):
           (a) The representations and warranties of Encore contained in this Agreement will be true and correct in all material respects at the date of the Closing with the same effect as though made at that date, and Encore will have delivered to Gould a certificate dated that date and signed by the President or a Vice President of Encore to that effect.
           (b) Encore will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled at or prior to the Closing.
           (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains Encore from completing the transactions which are the subject of this Agreement.
           (d) Gould will have received an opinion of Weil, Gotshal & Manges, counsel to Encore, substantially in the form of
Exhibit 5.2-D.
           (e) Gould will have received an opinion of Mary F. Macomber, Esq., General Counsel of Encore, substantially in the form of Exhibit 5.2-E.
           (f) The consents of third parties listed on Exhibit 3.2-B shall have been obtained and shall be in form and substance satisfactory to Gould.
           (g) The issuance of Series F Convertible Stock to Gould contemplated by Paragraph 1.1 will have taken place.
                           ARTICLE VI

                       ABSENCE OF BROKERS
;
           6.1 Representations Regarding Brokers. Each party to this Agreement represents and warrants to each other party that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement. Each party to this Agreement indemnifies each other party against, and agrees to hold each such other party harmless from, all liabilities and expenses (including reasonable attor neys' fees) in connection with any claim by anyone for compensa tion as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the indemnifying party in con nection with the transactions which are the subject of this Agreement.
                           ARTICLE VII

                          MISCELLANEOUS
;
           7.1   Definition  of Subsidiary.   As  used  in   this
Agreement with respect to any specified entity, the term "subsidiary" means any other entity with respect to which such specified entity, directly or indirectly, beneficially owns fifty percent or more in value of the equity interests in, or holds the voting control of fifty percent or more of the voting equity interests in, such other entity.
          7.2 Reimbursement for Expenses of Transaction. Encore will reimburse Gould for all out-of-pocket expenses of Gould in connection with the transactions which are the subject of this Agreement and in connection with the preparation, negotiation, execution and delivery of this Agreement and the documents, instruments and agreements referred to in this Agreement. Encore will bear its own expenses in connection with the transactions which are the subject of this Agreement and in connection with the preparation, negotiation, execution and delivery of this Agreement and the documents, instruments and agreements referred to in this Agreement.
           7.3 Entire Agreement. This document, together with the documents and agreements to be delivered as provided in this Agreement, contain the entire agreement between Encore and Gould regarding the subject matter of this Agreement and those other documents. All prior negotiations, understandings and agreements between Encore and Gould are superseded by this Agreement and such other documents, and there are no representations, warran ties, understandings or agreements concerning the transactions which are the subject of this Agreement and those other docu ments, other than those expressly set forth in this Agreement and those other documents.
           7.4 Effect of Headings. The article and paragraph headings are for reference only, and do not affect the meaning or interpretation of this Agreement.
           7.5 Prohibition Against Assignment. Neither this Agreement nor any right of any party under it may be assigned by any party hereto without the consent of the other parties and any purported assignment in violation hereof shall be null and void.
           7.6 Notices. Any notice or other communication re quired or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or sent by facsimile, if promptly confirmed in writing, or on the third day after the day on which mailed by first class mail from within the United States of America, to the following addresses:
          If to Encore:

               Encore Computer Corporation
               6901 West Sunrise Boulevard
               Fort Lauderdale, Florida  33313
               Attention:  T. Mark Morley
               Facsimile no.:  (305) 797-5719

          with a copy to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Warren T. Buhle, Esq.
               Facsimile no.:  (212) 310-8007

          If to Gould:

               Gould Electronics Inc.
               35129 Curtis Boulevard
               Eastlake, Ohio  44095
               Attention:  General Counsel
               Facsimile no.: (216) 953-5120
          with a copy to:

               Rogers & Wells
               200 Park Avenue
               New York, New York  10166
               Attention:  David W. Bernstein, Esq.
               Facsimile no.:  (212) 878-8375

           7.7 Governing Law. This Agreement will be governed by, and construed under, the laws of the State of New York without regard to principles of conflicts of law.
          7.8 Amendments. This Agreement may be amended only by a document in writing signed by Gould and Encore.
           7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.
     This Agreement has been executed on the day set forth on the first page and constitutes a binding agreement between the parties to it.


ENCORE COMPUTER CORPORATION        GOULD ELECTRONICS INC.
By:       ROBERT P. WATSON            By:   MICHAEL C. VEYSEY
   Name:  Robert P. Watson           Name:  Michael C. Veysey
   Title:  Vice President             Title: Senior Vice President





                                       EXHIBITS
Exhibit 1.1                   Certificate of Designations of
                              Series F Convertible Stock
Exhibit 2.2-B                 Registration Agreement
Exhibit 2.2-C                 Stockholders Agreement Amendment
Exhibit 3.1-C                 Governmental Filings,
                              Authorizations, Approvals or
                              Consents of Encore
Exhibit 3.1-E                 Issued Options, Warrants or
                              Convertible Securities and
                              Agreements
Exhibit 3.1-G                 Subsidiaries
Exhibit 3.1-H                 Material Adverse Changes
Exhibit 3.1-I                 Tax Return Information
Exhibit 3.1-K                 Environmental Violations
Exhibit 3.2-B                 Conflicts
Exhibit 3.2-C                 Governmental Filings,
                              Authorizations, Approvals or
                              Consents of Gould
Exhibit 4.1-C                 Issuance of Stock
Exhibit 5.2-D                 Form of opinion of Weil, Gotshal &
                              Manges
Exhibit 5.2-E                 Form of opinion of In-House Counsel
                              to Encore

                  CERTIFICATE OF DESIGNATIONS,
                 POWERS, RIGHTS AND PREFERENCES
             OF SERIES F CONVERTIBLE PREFERRED STOCK
                               OF
                   ENCORE COMPUTER CORPORATION


           ENCORE COMPUTER CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
           That, pursuant to the authority conferred upon the Board of Directors of the corporation by the certificate of incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the corporation, at a meeting held on March 17, 1995, duly adopted a resolution designating the designations, powers, rights and preferences relating to its Series F Convertible Preferred Stock as follows:
          "RESOLVED, that the Board of Directors (the "Board") of Encore Computer Corporation (the "Corporation") authorizes the issuance of a series of preferred stock consisting of 1,500,000 shares and the Board fixes the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of that series as follows:
           1. Designation and Amount. The designation of the series of preferred stock authorized by this resolution will be the Series F Convertible Preferred Stock (the "Series F Convertible Stock"). The total number of shares of Series F Convertible Stock will be 1,000,000 shares. These shares may be issued for any purpose determined by the Board of Directors.
          2.   Dividends and Distributions.
           (a) Holders of shares of Series F Convertible Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, an annual cash dividend per share equal to $6.00, payable in equal quarterly installments of $1.50 per share each on January 15, April 15, July 15 and October 15 of each year, commencing April 15, 1995 (each a "Dividend Payment Date"), except that the annual cash dividend payable in 1995 will be $5.00 per share and the quarterly installment payable on April 15, 1995 will be $0.483 per share. Dividends on the Series F Convertible Stock will be cumulative from the date of initial issuance of shares of Series F Convertible Stock. The Corporation will not, however, be required to pay a cash dividend unless that cash dividend can be paid out of Stockholders Equity in excess of $50,000,000. To the extent the Corporation does not have sufficient Stockholders Equity Zto be able to pay a dividend on the Series F Convertible Stock out of Stockholders Equity in excess of $50,000,000, the Corporation will have the option to
(i) pay the portion of the dividend which cannot be paid out of Stockholders Equity in excess of $50,000,000 by distributing on the applicable Dividend Payment Date to each holder of record on the applicable Record Date, shares of Series F Convertible Stock with a Liquidation Preference equal to the amount of the cash dividend which cannot be paid out of Stockholders Equity in excess of $50,000,000, or (ii) accumulate that portion of the dividend on the Series F Convertible Stock and pay it in cash when, and to the extent, it can be paid in cash out of Stockholders Equity in excess of $50,000,000. For the purposes of the Series F Convertible Stock, the term "Stockholders Equity" will mean (i) the stockholders equity of the Corporation computed in accordance with generally accepted accounting principles applied in the same manner they are applied in preparing reports filed with the Securities and Exchange Commission (or, if no reports are filed with the Securities and Exchange Commission, applied as they are applied in preparing the Corporation's annual report to stockholders) plus (ii) the aggregate liquidation preference of all outstanding shares of the Corporation's preferred stock which is not included in the stockholders equity of the Corporation calculated in accordance with the preceding clause (i). Each dividend will be payable to holders of record of the Series F Convertible Stock on a date fixed by the Board (a "Record Date") which is not more than 60 days nor less than 10 days before the Dividend Payment Date. No Record Date will precede the date when the resolution fixing the Record Date is adopted.
           (b) Unless and until all accumulated dividends on the Series F Convertible Stock have been paid in cash or, to the extent permitted by subparagraph 2(a), in shares of Series F Convertible Stock, the Corporation may not (i) declare or pay any dividend, make any distribution (other than a distribution solely of Common Stock), or set aside any funds or other assets for payment or distribution, with regard to any Junior Shares or, except as provided in the last sentence of this subparagraph 2(b) or the second sentence of Paragraph 4, any Parity Shares or (ii) redeem or repurchase (directly or through subsidiaries), or set aside any funds or other assets for the redemption or repurchase of, any Junior Shares or any Parity Shares. In any event, the Corporation may not declare or pay any dividend, make any distribution (other than a distribution solely of Common Stock), or set aside any funds or other assets for payment or distribution, with regard to any Junior Shares or Parity Shares, or redeem or repurchase (directly or through subsidiaries), or set aside any funds or other assets for the redemption or repurchase of, any Junior Shares or Parity Shares, to the extent the dividend, distribution, redemption, repurchase or setting aside of funds or assets would reduce Stockholders Equity below $50,000,000. As used with regard to the Series F Convertible Stock, the term "Junior Shares" means all shares of every class or series of stock of the Corporation to which the shares of Series F Convertible Stock rank prior. If the Series F Convertible Stock ranks prior to another class or series of preferred stock as to some matters, but not as to other matters, shares of the other class or series are "Junior Shares" with regard to the matters as to which the Series F Convertible Stock ranks prior to the other class or series but not as to other matters. As used with regard to the Series F Convertible Stock, the term "Parity Shares" means any class or series of preferred stock which ranks on a parity with the shares of Series F Convertible Stock. If the Series F Convertible Stock ranks on a parity with another class or series of preferred stock as to some matters, but not as to other matters, shares of the class or series are "Parity Shares" with regard to the matters as to which the Series F Convertible Stock ranks on a parity but not as to other matters. At any time when there are accumulated dividends on the Series F Convertible Stock and on any Parity Shares which have not been paid in full, no dividends will be paid or set aside with regard to the Parity Shares unless at the same time dividends are paid or set aside with regard to the Series F Convertible Stock constituting at least the same percentage of the accumulated dividends on the Series F Convertible Stock that the dividend on the Parity Stock is of the accumulated dividends on the Parity Stock.
          3. Ranking. The shares of Series F Convertible Stock rank prior to all shares of all classes and series of Common Stock of the Corporation and all shares of all classes and series of preferred stock of the Corporation other than any class or series of preferred stock which is designated, with the approval of the holders of 66-2/3% of the shares of Series F Convertible Stock which are outstanding at the time the designation is made (or such greater percentage of the outstanding shares of Series F Convertible Stock as is required by law), as ranking prior to, or on a parity with, the shares of Series F Convertible Stock with regard to the right to receive dividends, the right to receive distributions on the liquidation, dissolution or winding up of the Corporation, or with regard to any other matters. The shares of Series F Convertible Stock rank prior to the shares of Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock in all respects.
          4. Liquidation. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series F Convertible Stock will be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Shares, an amount equal to $100 per share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Series F Convertible Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds of those assets, available for distribution to the holders of shares of Series F Convertible Stock and any Parity Shares are insufficient to pay in full the preferential amount payable to the holders of shares of Series F Convertible Stock described in the preceding sentence and the preferential amount payable to any Parity Shares upon liquidation, dissolution or winding up of the Corporation, then the assets, or the proceeds of those assets which are available for distribution to the holders of shares of Series F Convertible Stock and to the holders of such Parity Shares, will be distributed to the holders of the Series F Convertible Stock and to the holders of such Parity Shares ratably in proportion to the full amounts to which they each are entitled. After payment of the full amount of the Liquidation Preference and accumulated dividends to which holders of shares of Series F Convertible Stock are entitled, the holders of shares of Series F Convertible Stock will not be entitled to any further participation in any distribution of assets by the Corporation. For the purposes of this Paragraph, neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities, will be considered a liquidation, dissolution or winding up of the Corporation.
          5.   Optional Conversion.
          (a) Subject to and upon compliance with the provisions of this Paragraph 5, each holder of shares of Series F Convertible Stock will have the right, at the holder's option, at any time, to convert all or any of the shares of the Series F Convertible Stock into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the Liquidation Preference (as defined in Paragraph 4) of the shares surrendered for conversion divided by the Conversion Price (as defined in subparagraph 5(d)).
           (b) (i) In order to exercise the conversion privilege, the holder of each share of Series F Convertible Stock to be converted will surrender the certificate representing that share to the conversion agent for the Series F Convertible Stock appointed by the Corporation (which may be the Corporation itself), with the Notice of Election to Convert on the back of that certificate duly completed and signed, together with funds equal to the Dividend Amount, if any, required to be paid under subparagraph 5(b)(iii), at the principal office of the conversion agent. If the shares issuable on conversion are to be issued in a name other than the name in which the shares of Series F Convertible Stock are registered, each share surrendered for conversion must be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.
                  (ii)       Each  conversion  will  be  at   the
Conversion Price in effect at the close of business on the date when all the conditions in subparagraph 5(b)(i) have been satisfied.
                (iii)      The  holders of record  of  shares  of
Series F Convertible Stock at the close of business on a dividend payment Record Date will be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the dividend payment Record Date or the Corporation's default in payment of the dividend due on the Dividend Payment Date. However, shares of Series F Convertible Stock surrendered for conversion during the period between the close of business on any dividend payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on the Dividend Payment Date (the "Dividend Amount"). The holders of shares of Series F Convertible Stock on a dividend pay ment Record Date who (or whose transferees) convert any of those shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on those shares of Series F Convertible Stock on the Dividend Payment Date, and need not include payment of the Dividend Amount upon surrender of those shares for conversion. Except as provided above, the Corporation will make no payment or adjustment for accrued and unpaid dividends on shares of Series F Convertible Stock, whether or not in arrears, on conversion of those shares, or for dividends on the shares of Common Stock issued upon the conversion.
                 (iv)      As  promptly as practicable after  the
surrender by a holder of certificates for shares of Series F Convertible Stock in accordance with this subparagraph 5(b), the Corporation will issue and will deliver at the office of the conversion agent to the holder, or on the holder's written order, a certificate or certificates for the number of full shares of
Common  Stock  issuable  upon the conversion  of  the  shares  of
Series F Convertible Stock in accordance with the provisions of this Paragraph 5. Any fractional interest in respect of a share of Common Stock arising upon a conversion will be settled as provided in subparagraph 5(c).
                  (v)      Each conversion will be deemed to have
been effected immediately prior to the close of business on the date on which all the conditions specified in subparagraph 5(b)(i) have been satisfied, and the person in whose name any certificate for shares of Common Stock will be issuable upon a conversion will be deemed to have become the holder of record of the shares of Common Stock represented by that certificate at that time, unless the stock transfer books of the Corporation are closed on that date, in which event that person will be deemed to have become the holder of record at the close of business on the next succeeding day on which the stock transfer books are open. All shares of Common Stock delivered upon conversion of Series F Convertible Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series F Convertible Stock to be converted and compliance with all the other requirements of subparagraph 5(b)(i), the shares represented by those certificates will no longer be deemed to be outstanding and all rights of a holder with respect to those shares will immediately terminate, except the right to receive the Common Stock or other securities, cash or other assets to be issued or distributed as a result of the conversion.
           (c) No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion of Series F Convertible Stock. Any fractional interest in a share of Common Stock resulting from conversion of shares of Series F Convertible Stock will be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in subparagraph 5(d)(v)) of the Common Stock on the Trading Day (as defined in subparagraph 5(d)(v)) next preceding the day of conversion. If more than one share is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon the conversion will be computed on the basis of all the shares of Series F Convertible Stock so surrendered.
           (d) The "Conversion Price" per share of Series F Convertible Stock will be $3.25, subject to adjustment from time to time as follows:
             (i)In  case  the Corporation (A) pays a dividend  or
makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, or (C) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to that event will be adjusted so that the holder of any share of Series F Convertible Stock surrendered for conversion after that event will be entitled to receive the number of shares of Common Stock of the Corporation which the holder would have been entitled to receive if the share had been converted immediately prior to the happening of the event (or, if there is more than one such event, if the share had been converted immediately before the first of those events and the holder had retained all the Common Stock or other securities or assets received after the conversion). An adjustment made pursuant to this subparagraph 5(d)(i) will become effective immediately after the record date in the case of a dividend or distribution except as provided in subparagraph 5(d)(viii), and will become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect will be appropriately readjusted.
            (ii)In case the Corporation issues rights or warrants
to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date for issuance of the rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in subparagraph 5(d)(v)) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of the rights or warrants will be adjusted so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator will be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate exercise price of all the rights or warrants would purchase at the Current Market Price at that record date, and of which the denominator will be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock issuable on exercise of all the rights or warrants. The adjustment provided for in this subparagraph 5(d)(ii) will be made successively when ever any rights or warrants are issued, and will become effective immediately, except as provided in subparagraph 5(d)(viii), after each record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock issuable on the exercise of rights or warrants, there will be taken into account any consideration received by the Corporation for the rights or warrants, with the value of that consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, will be conclusive). If any rights or warrants which led to an adjustment of the Conversion Price then in effect will be appropriately readjusted.
          (iii)In case the Corporation distributes to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph 5(d)(ii)) then, in each such case, the Conversion Price will be adjusted so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction of which the numerator will be the Current Market Price of the Common Stock on the record date for the distribution less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, with respect to one share of Common Stock, and of which the denominator will be the Current Market Price of the Common Stock on the record date. Each adjustment will, except as provided in subparagraph 5(d)(viii), become effective immediately after the record date for the determination of the stockholders entitled to receive the distribution. If any such distribution is not made or if any rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect will be appropriately readjusted.
            (iv)In  case  of any reclassification  or  change  of
outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or any sale or transfer of all or substantially all of the assets of the Corporation, upon conversion of Series F Convertible Stock, the holder of the Series F Convertible Stock will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the shares of Series F Convertible Stock into Common Stock immediately before the first such reclassification, change, consolidation, merger, sale or transfer and had retained all the securities, cash and other assets received as a result of all the reclassifications, changes, consolidations, mergers, sales or transfers.
              (v)For   the  purpose  of  any  computation   under
subparagraphs 5(d)(ii) and 5(d)(iii) above, the "Current Market Price" of the Common Stock at any date will be the average of the last reported sale prices per share on each of the thirty consecutive Trading Days (as defined below) preceding the date of the computation. The last reported sale price on each day will be (A) the last reported sale price of the Common Stock on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ National Market"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (B) if not quoted as described in clause (A), the mean between the high bid and low asked quotations for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange (whether or not it is also quoted on the NASDAQ National Market), the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price will be determined in the manner set forth in clause (B) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (C) of the preceding sentence if actual transactions are reported. If the Common Stock is not quoted or traded as described in any of clause (A), (B) or (C), the Current Market Price of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used with regard to the Series F Convertible Stock, the term "Trading Day" means (x) if the Common Stock is quoted on the NASDAQ National Market or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, or (y) if not quoted as described in clause (x), a day on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange (whether or not it is also quoted on the NASDAQ National Market), a day on which that national securities exchange is open for business.
            (vi)No  adjustment in the Conversion  Price  will  be
required unless the adjustment would require a change of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph 5(d)(vi) are not required to be made will be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment will be required and made in accordance with the provisions of this Paragraph 5 (other than this subparagraph 5(d)(vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Paragraph 5 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.
           (vii)Whenever the Conversion Price is adjusted, the Corporation will promptly send each holder of record of Series F Convertible Stock a notice of the adjustment of the Conversion Price setting forth the adjusted conversion Price and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.
           (viii)In any case in which this subparagraph 5(d) provides that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (i) issuing to the holder of any share of Series F Convertible Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon the conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to subparagraph 5(c) above.
          (e)  If:
             (i)the Corporation declares a dividend (or any other
distribution) on the Common Stock (other than in cash out of retained earnings); or
            (ii)the  Corporation authorizes the granting  to  the
holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or
           (iii)there is any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders  of  the Corporation is required,  or  any  sale  or
transfer  of  all   or  substantially  all  the  assets  of   the
Corporation; or
             (iv)there   is   a  voluntary  or   an   involuntary
dissolution, liquidation or winding up of the Corporation; then the Corporation will cause to be mailed to the holders of record of shares of the Series F Convertible Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior  to  the applicable date specified below, a notice  stating
(A) the date on which a record is to be taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (B) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the proceedings described in this subparagraph 5(e).
       (f)
          (i) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series F Convertible Stock, the maximum number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding shares of Series F Convertible Stock. For the purposes of this subparagraph 5(f), the number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding shares of Series F Convertible Stock will be computed as if at the time of the computation all the outstanding shares were held by a single holder.
            (ii)Before  taking any action which  would  cause  an
adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series F Convertible Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.
           (iii)The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series F Convertible Stock, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.
            (iv)Prior to the delivery of any securities which the
Corporation will be obligated to deliver upon conversion of the Series F Convertible Stock, the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations requiring the registration of those securities with, or any approval of or consent to the delivery of those securities by, any governmental authority.
        (g) The Corporation will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series F Convertible Stock; provided, however, that the corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series F Convertible Stock to be converted and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.
        (h)If at any time the issuance of Common Stock on conversion of the Series F Convertible Stock would, in the written opinion of counsel to the Corporation, create a likelihood that the United States Defense Investigative Service would withdraw a facility security clearance held by the
Corporation or a subsidiary, the stock to be issued upon a conversion at that time will be a number of shares of Series A Convertible Participating Preferred Stock which is convertible into the number of shares of Common Stock which otherwise would be issued on the conversion.
       (i)No holder of shares of Series F Convertible Stock shall have the right to convert all or any of such shares into shares of Common Stock, pursuant to this Paragraph 5, unless (i) such holder is a citizen of the United States of America or a corporation or other entity of which a majority of the outstanding shares or other equity interests are owned of record and, to the best of the knowledge of the corporation or other entity, beneficially, by citizens of the United States of America, or (ii) the Corporation is instructed to issue the Common Stock to be issued upon the conversion to, or as instructed by, the underwriters of an underwritten public offering in respect of which there are at least one hundred beneficial.purchasers of the shares sold in the offering.
          6.Mandatory Conversion.
           (a)The Corporation may, by a notice (a "Notice of Mandatory Conversion") given to the holders of the Series F Convertible Stock at a time when (i) the last sale price of the Common Stock quoted on the NASDAQ National Market, or the last sale price of the Common Stock in trading on the principal national securities exchange on which the Common Stock is traded, exceeded $3.90, but not less than 120% of the then Conversion Price, per share for each of the 20 Trading Days next preceding the day on which the notice is given, and (ii) there is a signed contract (which may be a firm commitment underwriting contract or any other form of purchase contract) by which a buyer or group of buyers with the financial ability to carry out their obligations under the contract are either (X) contractually committed to purchase for at least $3.90, but not less than 120% of the then Conversion Price, per share at least 50% of the shares of Common Stock into which all the outstanding Series F Convertible Stock will be converted at the Conversion Price then in effect or (Y) contractually committed, to purchase for at least $3.50 per share, but not less than 107.69% of the then Conversion Price, at least 75% of the shares of Common Stock into which all the outstanding shares of Series F Convertible Stock will be converted at the Conversion Price then in effect, require the holders of all (but not less than all) the outstanding Series F Convertible Stock to convert their Series F Convertible Stock into Common Stock on a date specified in the notice (which may be the date the notice is given or any other date which is not more than 60 days after the date the notice is given) for the Conversion Price, calculated as provided in subparagraph 5(d), in effect on the day the notice is given.
           (b)If the Corporation gives a Notice of Mandatory Conversion as provided in subparagraph 6(a), the holders of the outstanding Series F Convertible Stock will be deemed to have surrendered the certificates representing their shares of Series F Convertible Stock for conversion at the close of business on the conversion date specified in the Notice of
Mandatory Conversion, and, regardless of whether they do or do not surrender those shares for conversion, at the close of business on that date (i) the certificates representing the shares of Series F Convertible Stock will cease to represent anything other than the right to receive the shares of Common Stock or cash, other securities or other assets issuable upon conversion of the shares of Series F Convertible Stock and (ii) the Corporation may, at its option (the exercise of which will be described in the Notice of Mandatory Redemption), either (A) issue the shares of Common Stock, or distribute the cash, other securities or other assets, to which the holders of the Series F Convertible Stock are entitled without requiring the surrender of the certificates which formerly represented shares of Series F Convertible Stock, or (B) set aside in trust for the respective holders of certificates which formerly represented Series F Convertible Stock, the cash, securities and other assets (other than Common Stock, which need not be set aside) to which those holders are entitled and issue or distribute the Common Stock, cash, other securities or other assets which each former holder of Series F Convertible Stock is entitled to receive, without interest, when the former holder surrenders the certificates which represented the Series F Convertible Stock and complies with the other requirements of subparagraph 5(b)(i). Any interest on funds set aside for distribution to former holders of Series F Convertible Stock will belong to the Corporation.
           (c)If the Corporation presents to the holders of the Series F Convertible Stock a form of firm commitment underwriting agreement or other purchase contract relating to a purchase by a buyer or group of buyers meeting the requirements set forth in subparagraph 6(a) relating to (x) a purchase for at least $3.90 per share, but not less than 120% of the then Conversion Price, of at least 50% of the shares of Common Stock into which all the outstanding shares of Series F Convertible Stock are convertible at the Conversion Price then in effect or (y) to purchase for at least $3.50 per share, but not less than 107.69% of the then Conversion Price, at least 75% of the shares of Common Stock into which all the outstanding shares of Series F Convertible Stock will be converted at the Conversion Price then in effect, which underwriting contract or other purchase contract contains customary terms and conditions (but requires no representations or warranties from a selling stockholder other than representations that, when Common Stock is issued to that selling stockholder on conversion of the Series F Convertible Stock, the selling stockholder will own that Common Stock and have the right and ability to sell it to the buyer or group of buyers free and clear of any liens or encumbrances, and will impose no obligations on a selling stockholder other than (x) the obligation to deliver certificates representing the Common Stock (assuming they are issued) upon payment of the purchase price for them, and (y) the obligation to indemnify the buyer or group of buyers against liability or damages resulting from any misstatement by the selling stockholder of a material fact regarding the selling stockholder, or omission by the selling stockholder to state a material fact necessary to make the statements made by the selling stockholder regarding the selling stockholder not misleading), and the Corporation notifies the holders of the Series F Convertible Stock that the buyer or group of buyers has signed, or agreed to sign, the contract subject to signature by the holders of the Series F Convertible Stock, the condition in clause (ii) of subparagraph 6(a) will be deemed waived, and not to be a prerequisite to required conversion, by each holder of Series F Convertible Stock who does not, within 10 days after the contract is presented to the holder, agree to sign a copy of the contract, or authorize the Corporation to sign a copy of the contract as attorney in fact for the holder.
           7.Status. Upon any conversion, exchange or redemption of shares of Series F Convertible Stock, the shares of Series F Convertible Stock so converted, exchanged or redeemed shall not be reissued thereafter as shares of such series, but will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock which the Corporation will have authority to issue will not be decreased by the
conversion,  exchange  or  redemption  of  shares  of  Series   F
Convertible Stock.
           8.Voting Rights. (a) The holders of shares of Series F Convertible Stock will have no voting rights, except any voting rights to which they may be entitled under the laws of the State of Delaware and except as otherwise expressly provided in this resolution.
           (b)So long as any shares of the Series F Convertible Stock remain outstanding, the Corporation will not, either directly or indirectly, or through merger or consolidation with or into any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% of the outstanding shares of Series F Convertible Stock, (i) create or issue or increase the authorized number of shares of any class or series of stock ranking prior to or on a parity with the Series F Convertible Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to affect adversely the preferences, special rights or powers of the Series F Convertible Stock, (iii) authorize any reclassification of the Series F Convertible Stock or (iv) increase the number of shares of Series F Convertible Stock the Corporation may issue. This subparagraph will not prevent the issuance of Series F Convertible Stock which is authorized in Paragraph 1 or (x) the issuance of Series B Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferences of Series B Convertible Preferred Stock dated January 28, 1991 (the "Series B Certificate of Designation") or (y) the issuance of Series D Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferences of Series D Convertible Preferred Stock dated September 10, 1992 (the "Series D Certificate of Designation") or
(z) the issuance of Series E Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferred of Series E Convertible Preferred stock dated February 3, 1994 (the "Series E Certificate of Designation").
          9.Miscellaneous
           (a)Except as otherwise expressly provided, whenever in this resolution a notice or other communication is required or permitted to be given to holders of shares of Series F Convertible Stock, the notice or other communication will be deemed properly given if deposited in the United States mail, postage prepaid, addressed to the persons shown on the books of the Corporation as the holders of the shares at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Certificate of Incorporation and By-laws and applicable law, as in effect from time to time.
           (b)The holders of the Series F Convertible Stock will not have any preemptive right to subscribe for or purchase any shares or any other securities which may be issued by the Corporation.
           (c)The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of those powers, designations, preferences and rights, of the Series F Convertible Stock may be amended by (i) the vote of the Board of Directors, and (ii) the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% of the outstanding shares of Series F Convertible Stock.
           (d)Except as may otherwise be required by law, the shares of Series F Convertible Stock will not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this resolution and in the Certificate of Incorporation.
           (e)The headings of the various subdivisions of this resolution are for convenience of reference only and will not affect the meaning or interpretation of any of the provisions of this resolution.
           (f)The preferences, special rights or powers of the Series F Convertible Stock may be waived upon the affirmative vote at a meeting or the written consent with or without a meeting of the holders of (i) at least 66-2/3% of the outstanding shares of Series F Convertible Stock and (ii) 100% of the shares of Series F Convertible Stock held by or for the benefit of Gould Electronics Inc. and any permitted assignee thereof."
           IN WITNESS WHEREOF, Encore Computer Corporation has caused this certificate to be made under the seal of the Corporation and signed by Kenneth G. Fisher, its Chief Executive Officer, and attested by T. Mark Morley, its Secretary, this day of March, 1995.
                              ENCORE COMPUTER CORPORATION
                              By: KENNETH G. FISHER
                                 Kenneth G. Fisher
                                 Chief Executive Officer


Attest:
T. MARK MORLEY
T. Mark Morley
Secretary

                                                  EXHIBIT 2.2-B

                   FIFTH AMENDED AND RESTATED
                     REGISTRATION AGREEMENT


           This Fifth Amended and Restated Registration Agreement dated as of March 17, 1995, among Gould Electronics Inc. ("Gould"), an Ohio corporation, as assignee of Gould Inc., EFI International Inc. ("EFI"), a Delaware corporation, Encore Computer Corporation ("Encore"), a Delaware corporation, and Indian Creek Capital, Ltd. ("Indian Creek"), as assignee of Kenneth G. Fisher, and its transferees as permitted under the terms of this Agreement (collectively, Indian Creek and any such transferees, the "Management Stockholders") amends and restates the Fourth Amended and Restated Registration Agreement dated as of December 21, 1994 among Gould, EFI, Encore and Kenneth G. Fisher.
                      W I T N E S S E T H:
           WHEREAS, Gould currently owns 3,935,900 shares of Encore Common Stock, 73,641 shares of Encore Series A Convertible Participating Preferred Stock (the "Series A Stock"), 635,269 shares of Series B Convertible Preferred Stock (the "Series B Stock"), 113,306 shares of Series D Convertible Preferred Stock (the "Series D Stock"), 1,042,381 shares of Series E Convertible Preferred Stock (the "Series E Stock") and 500,000 shares of Series F Convertible Preferred Stock (the "Series F Stock"), and EFI currently owns 804,696 shares of Series D Stock (the Series A Stock, Series B Stock, Series D Stock, Series E Stock and Series F Stock, together, being "Encore Preferred Stock"). The Encore Preferred Stock collectively is convertible into an additional 91,321,669 shares of Encore Common Stock;
           WHEREAS, the Management Stockholders currently own shares of Series B Stock which are convertible into 959,507 shares of Encore Common Stock; and
           WHEREAS, Encore, Gould, EFI and the Management Stock holders wish to set forth certain registration rights which Gould, EFI and the Management Stockholders have with respect to said shares of Encore Common Stock.
            NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants  and  conditions contained herein, the  parties  hereto agree as follows:
          1.Registration on Request of Gould.
             (a)Encore agrees that any time it receives a written
notice from Gould or EFI that either or both of Gould and EFI desires to sell Gould Shares with a reasonably estimated public offering price of $10,000,000 or more (as hereinafter defined) in a transaction or transactions requiring registration under the Securities Act of 1933, as amended (the "Act"), and requesting that Encore effect registration with respect to the Gould Shares specified in the notice (which, at the election of Gould or EFI, may be or include a registration of a delayed offering in accordance with Rule 415 under the Act or a successor to that
Rule), Encore will, subject to subparagraph (c) of this Paragraph 1, promptly file a registration statement with the Securities and Exchange Commission (the "SEC") relating to the Gould Shares specified in the notice from Gould or EFI and use its best efforts to make the registration statement become effective and qualify the sale of the shares to which it relates under the Blue Sky laws of those states reasonably requested by Gould and/or EFI, as applicable, as promptly as practicable. The notice received by Encore from Gould and/or EFI will contain Gould's and/or EFI's undertaking, as applicable, to cooperate with Encore in connection with the registration and to furnish Encore all such information in connection with the registration as Encore may reasonably request or as may be required by the SEC. There will be no limit on the number of notices Gould or EFI can give under this subparagraph or the number of registration statements Encore will be required under this subparagraph to file.
              (b)Encore  will  not  be  obligated   to   file   a
registration statement during the period beginning at Encore's fiscal year end and ending at the time Encore's year end financial statements are completed, which will be no later than the time Encore's Annual Report on Form 10-K is required to be filed with the SEC. If Encore has any contractual obligation to others entitling them to join any registration of securities of
Encore and Encore wishes to include such other securities of Encore in any registration statement filed pursuant to this Paragraph 1, Encore will be permitted to so include such other securities; provided, however, that Encore will not be permitted to so include such other securities if the managing underwriter determines in good faith that the inclusion of such other securities would interfere with the successful sale of the Gould Shares proposed to be sold.
            (c)Encore will not be required to effect registration pursuant to paragraph (a) or (b) of this Paragraph 1 if a majority of the directors of Encore determines in good faith that owing to business or market conditions or the business or financial condition of Encore it is inappropriate at such time to undertake a public offering of Encore securities;, provided, however, that Encore may elect not to effect registration on such grounds only once in any two year period beginning on the date of such election by Encore, and that within six months after Encore elects not to effect registration on such grounds Encore will file a registration statement which will effect such registration. Furthermore, Encore will not be required to effect registration pursuant to paragraph (a) or (b) of this Paragraph 1 if a registration statement filed in connection with an underwritten public offering of Encore Common Stock has become effective under the Act within six months before the date of receipt of the notice from Gould or EFI; provided, however, that Encore may elect not to effect registration on such grounds only once in any two year period. In addition, if Encore can establish, by delivery of an opinion of responsible underwriters, that sale of Gould Shares by a means legally available but not involving an underwriting --whether by block transaction, private placement, Rule 144 sale or Rule 144A sale -- will produce a net price to the prospective seller not lower than that which would be obtained in an underwriting, Gould and/or EFI, as applicable, will be obligated to pursue the non-underwritten method (for which registration is not required) for disposal of such Gould Shares.
             (d)The term "Gould" as used in this Agreement  shall
be deemed to include, in addition to Gould, any subsequent holder of all or a portion of the Gould Shares initially owned by Gould who agrees to become a party to this Agreement. The term "EFI" as used in this Agreement shall be deemed to include, in addition to EFI, any subsequent holder of all or a portion of the Gould Shares initially owned by EFI who agrees to become a party to this Agreement.
             (e)The  term "Gould Shares" means (i) the shares  of
Encore Common Stock currently held by Gould, (ii) the shares of the Series A Stock, the Series B Stock, the Series D Stock, Series E Stock and the Series F Stock currently held by Gould or EFI, as the case may be, or issued as a dividend with regard to those shares, (iii) any shares of Encore Common Stock issued or issuable to Gould or EFI upon conversion of any shares of Series A Stock, Series B Stock, Series D Stock, Series E Stock or Series F Stock currently held by Gould or EFI or issued as a dividend with regard to those shares and (iv) any shares of
Encore Common Stock or preferred stock issued in respect of shares described in clauses (i), (ii) and (iii) upon any stock split, stock dividend or recapitalization. A notice under Paragraph 1(a) requesting registration of Gould Shares may specifically be with regard to one or more specified series of Encore Preferred Stock, and if that is the case, the registration statement filed as a result of that request will relate only to Preferred Stock of the specified series.
          2."Piggyback" Rights.
             (a)If  Encore shall at any time propose  to  file  a
registration statement under the Act for any underwritten sale of shares of Encore Common Stock, Encore will give written notice to Gould, EFI and the Management Stockholders of the registration and the form of registration statement on which it intends to register such shares. If Gould, EFI or any Management Stockholder so requests within 10 days, Encore will include in any such registration Gould Shares or Management Shares (as hereinafter defined), but Encore will not be obligated to so include the Gould Shares or the Management Shares if the managing underwriter or underwriters of such sale determines in good faith that the inclusion of those shares would interfere with the successful sale of the shares of Encore Common Stock proposed to be sold or would require the use of a form of registration statement other than the form which could have been used with regard to the transaction and which was originally proposed by such managing underwriter. Any cut-back of the Gould Shares and the Management Shares will be pro rata based upon the respective numbers of Gould Shares and Management Shares requested to be sold. Except as set forth in Paragraph 2(b) hereof, the obligations and rights of Encore, Gould and EFI under this Paragraph 2 will not affect in any way their obligations and rights under Paragraph 1.
            (b)If Gould or EFI requests inclusion of Gould Shares in any registration statement pursuant to Paragraph 2(a) and Encore decides, pursuant to the terms of such provisions, not to include such Gould Shares, Encore will, within a reasonable time thereafter, such time not to exceed six months, use all reasonable efforts to cause the Gould Shares to be registered under the Act and to prepare and file a registration statement to effect such registration, unless Encore can establish, by delivery of an opinion of responsible underwriters, that the sale of such Gould Shares by a means legally available but not involving a public offering or an underwriting whether by block transaction, private placement, Rule 144 sale or Rule 144A sale - will produce a net price to the prospective seller not lower than that which would be obtained in an underwriting.
             (c)The  term "Management Stockholders" means  Indian
Creek and any individual who is an officer of Encore to whom Indian Creek transfers any shares of Series B Stock and who agrees to become a party to this Agreement.
             (d)The term "Management Shares" means (i) the shares
of Encore Common Stock issued or issuable to any Management Stockholder upon conversion of the Series B Stock held by the Management Stockholder, (ii) any shares of Encore Common Stock issued or issuable to any Management Stockholder upon conversion of any shares of Series B Stock issued to the Management Stockholders as a dividend on Series B Stock, (iii) shares of Series B Stock presently held by Indian Creek or issued as a dividend with regard to these shares and (iv) any shares of Encore Common Stock or Preferred Stock issued in respect of the shares described in clauses (i), (ii) and (iii) upon any stock split, stock dividend or recapitalization.
          3.Expenses.
             (a)Subject  to  the limitations  contained  in  this
Paragraph 3, the entire costs and expenses of the registration and qualification pursuant to Paragraph 1(a) will be borne by Encore. Such costs and expenses shall include the fees and expenses of counsel for Encore and of its accountants, all other costs and expenses of Encore incident to the preparation, printing and filing under the Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Encore Shares, and the costs and expenses (including fees and disbursements of counsel) incurred by Encore in connection with the qualification of the Gould Shares under the Blue Sky laws of various jurisdictions. Notwithstanding the above, Encore will not be required to pay the underwriting fees or commissions, or the fees of counsel for the underwriters or Gould or EFI, in connection with any sale pursuant to Paragraph 1.
             (b)Gould,  EFI and the Management Stockholders  will
bear their pro rata shares (based on the percentage the Gould Shares and the Management Shares registered pursuant to Paragraph 2 bear to the total number of shares of Encore Common Stock included in such registration) of the costs and expenses of such registration, including the costs and expenses listed in paragraph (a) hereof.
          4.Procedures.
           In the case of each registration or qualification pursuant to Paragraph 1 or 2, Encore will keep Gould and EFI (and, in the case of each registration or qualification pursuant to Paragraph 2, each Management Stockholder) advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise Gould and EFI (and, in the case of each registration or qualification pursuant to Paragraph 2, each Management Stockholder), upon request, of the progress of such proceedings. At its expense Encore will keep such registration and qualification effective by any action as may be necessary or appropriate for a period of 120 days after the effective date of the registration statement including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and further qualification under any applicable Blue Sky or other state securities law to permit such sale or distribution, all as requested by Gould, EFI or any Management Stockholder (except that (i) in the case of an underwritten offering said 120-day period will instead be a 90-day period and (ii) in the case of a registration statement under Rule 415 said 120-day period will instead be a nine-month period or a shorter period which expires when all the Gould Shares and the Management Shares to which the registration statement relates are sold).
          5.Indemnification.
            (a)Encore will indemnify and hold harmless Gould, EFI and any underwriter (as defined in the Act) for Gould, EFI and each person, if any, who controls Gould, EFI or any underwriter within the meaning of the Act against any losses, claims, damages, or liabilities, joint or several, and expenses (including reasonable costs of investigation) to which Gould, EFI or any underwriter or such controlling person may be subject, under the Act or otherwise, insofar as any thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Gould Shares were registered under the Act pursuant to Paragraphs 1 and 2, any prospectus or preliminary prospectus contained therein (provided, in the case of any preliminary prospectus, that the foregoing indemnification shall not apply to any underwriter or controlling person from whom the person asserting any such losses, claims, damages or liabilities purchased the Gould Shares if a copy of the final prospectus had not been sent or given by or on behalf of such underwriter or controlling person to such person at or prior to the written confirmation of the sale of such securities to such person), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to Encore in writing by Gould or EFI (with respect to which information furnished by it, each of Gould and EFI shall so indemnify and hold harmless Encore, any underwriter for Encore and each person, if any, who controls Encore or such underwriter within the meaning of the Act).
             (b)Encore  will  indemnify and  hold  harmless  each
Management  Stockholder and any underwriter (as  defined  in  the
Act) for each Management Stockholder and each person, if any, who controls each Management Stockholder or any underwriter within the meaning of the Act against any losses, claims, damages, or liabilities, joint or several, and expenses (including reasonable costs of investigation) to which each Management Stockholder or any underwriter or such controlling person may be subject, under the Act or otherwise, insofar as any thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Management Shares were registered under the Act pursuant to Paragraph 2, any prospectus or preliminary prospectus contained therein (provided, in the case of any preliminary prospectus, that the foregoing indemnification shall not apply to any underwriter or controlling person from whom the person asserting any such losses, claims, damages or liabilities purchased the Management Shares if a copy of the final prospectus had not been sent or given by or on behalf of such underwriter or controlling person to such person at or prior to the written confirmation of the sale of such securities to such person), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to Encore in writing by any Management Stockholder (with respect to which information furnished by it, such Management Stockholder shall so indemnify and hold harmless Encore, any underwriter for Encore and each person, if any, who controls Encore or such underwriter within the meaning of the Act).
          6.General.
              (a)This  document  contains  the  entire  agreement
between  Gould,  EFI,  Encore  and  the  Management  Stockholders
concerning the transactions which are the subject of this Agreement, all prior negotiations, understandings and agreements between them are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth in this Agreement.
             (b)Except to the extent provided in Paragraph  1(d),
neither this Agreement nor any right of any party under it may be assigned without the prior written consent of Gould, EFI and Encore.
                     7.     Any  notice  or  other  communication
required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or sent by facsimile, if promptly confirmed in writing, or on the third day after the day on which mailed by first class mail from within the United States of America, to the following addresses:
          If to Gould:

          Gould Electronics Inc.
          35129 Curtis Boulevard
          Eastlake, Ohio  44095
          Attention:  General Counsel
          Facsimile No.:  (216) 953-5120
          Telephone No.:  (216) 953-5000

          with a copy to:
          David W. Bernstein, Esq.
          Rogers & Wells
          200 Park Avenue
          New York, New York  10166
          Facsimile No.:  (212) 878-8375
          Telephone No.:  (212) 878-8342

          If to EFI:
          EFI International Inc.
          c/o Japan Energy Corporation
          12 East 49th Street
          Suite 1710
          New York, New York  10017
          Attn:  Treasurer
          Facsimile No.:  (212) 949-0712
          Telephone No.:  (212) 832-7483

          If to Encore or any Management Stockholder:
          Encore Computer Corporation
          6901 West Sunrise Boulevard
          Fort Lauderdale, Florida  33340-9148
          Attention:  President
          Facsimile No.:  (305) 797-5719
          Telephone No.:  (305) 587-2900

          with a copy to:
          Warren T. Buhle, Esq.
          Weil, Gotshal & Manges
          767 Fifth Avenue
          New York, New York  10153
          Facsimile No.:  (212) 312-8007
          Telephone No.:  (212) 310-8000

           8.This Agreement will be governed by, and construed under, the laws of the State of New York.
           9.This Agreement may be amended only by a document in writing signed by Encore, Gould, EFI, and, with respect to Sections 2, 3(b), 4, 5(b) and 6 through 11, Management Stockholders holding at least 65% of the Management Shares; provided, however, that any amendment to this Agreement which merely adds transferees of Gould, EFI or Indian Creek permitted by the terms hereof as parties to this Agreement may be accomplished by a writing signed by Encore and by the new party to this Agreement.
           10.This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.
            IN WITNESS WHEREOF, Encore, Gould, EFI and the Management Stockholders have executed this Agreement on the date shown on the first page.
Management Stockholders


INDIAN CREEK CAPITAL, LTD.,         ENCORE COMPUTER CORPORATION
 as assignee of
 Kenneth G. Fisher
By:                                By: T. MARK MORLEY
     Kenneth G. Fisher, a               Title: VICE PRESIDENT
     General Partner
                                   GOULD ELECTRONICS INC.,
                                   By:  MICHAEL C. VEYSEY
                                        Title:   SENIOR VICE PRESIDENT

                                   EFI INTERNATIONAL INC.
                                   By: MICHAEL C. VEYSEY
                                        Title: SENIOR VICE PRESIDENT

 EXHIBIT 2.2-C


                   SECOND AMENDED AND RESTATED
                     STOCKHOLDERS AGREEMENT


      This Second Amended and Restated Stockholders Agreement dated as of March 17, 1995 among Indian Creek Capital, Ltd. ("Indian Creek"), a Texas limited partnership which is an assignee from Kenneth G. Fisher ("Fisher"), Gould Electronics Inc. ("GEI"), a Delaware corporation which is an assignee from Gould Inc. ("Gould"), a Delaware corporation, EFI International
Inc.   ("EFI"),  a  Delaware  corporation,  and  Encore  Computer
Corporation (the "Corporation"), a Delaware corporation, further amends and restates the Stockholders Agreement dated as of April 27, 1989 among Fisher, Gould and the Corporation, as previously amended by documents dated August 1, 1989, January 28, 1991, March 31, 1992, September 10, 1992 and February 3, 1994 (as
previously   amended,  the  "Original  Stockholders  Agreement").
Indian Creek, Fisher, GEI and Encore agree as follows:
      1. (a)Subject to the provisions of paragraph 1(d) below, at all times when GEI or an affiliate of GEI owns at least 10% of the outstanding common stock of the Corporation, (i) at each meeting of the stockholders of the Corporation or other occasion on which there is an election of directors of the Corporation, Indian Creek and Fisher each will vote all the stock of the Corporation owned by it or him in favor of the election of persons designated by GEI to one-third of the positions on the entire Board of Directors of the Corporation, rounded up to the nearest whole directorship, and (ii) the Corporation, Indian Creek and Fisher (in his capacity as a stockholder, officer and director of the Corporation) will in all other ways use its and his best efforts to cause the persons designated by GEI to be elected to the Board of Directors of the Corporation.
           (b)Subject to the provisions of paragraph 1(d) below, at all times when Gould or an affiliate of Gould owns less than 10% of the outstanding Common Stock of the Corporation but (i) Gould or an affiliate of Gould owns at least 3% of the
outstanding  common  stock  of  the  Corporation,  or  (ii)   the
Corporation or an affiliate of the Corporation and Japan Energy Corporation ("JEC"), a Japanese corporation, as successor to Nippon Mining Company, Limited ("NMC"), a Japanese corporation, or an affiliate of JEC, are both parties to a Joint Venture Agreement dated July 26, 1988 between NMC and Gould, as it has been and may be amended or (iii) JEC is directly or indirectly guaranteeing indebtedness of the Corporation (which will include, but not be limited to, guaranteeing the obligations of the Corporation to reimburse an issuer of letters of credit securing obligations of the Corporation), (A) at each meeting of the stockholders of the corporation at which there is an election of directors or other occasion on which there is an election of directors, at GEI's request Indian Creek and Fisher each will vote all the stock of the Corporation owned by it or him in favor of persons designated by GEI to one-sixth of the positions on the entire Board of Directors of the Corporation, rounded up to the nearest whole Director, and (B) the Corporation, Indian Creek and Fisher (in his capacity as a stockholder, director and officer of the Corporation) will in all other ways use its and his best efforts to cause the persons designated by GEI to be elected to the Board of Directors of the Corporation.
           (c)At all times until both the Amended and Restated Loan Agreement dated as of March 31, 1992 between Gould and the Corporation as amended by an Amendment to Loan Agreement dated as of April 11, 1994, (as further amended from time to time, the
"Revolving   Loan  Agreement")  and  the  Amended  and   Restated
Committed Loan Agreement dated as of March 17, 1995 between the Corporation and GEI (as amended from time to time, the "Committed Loan Agreement" and, together with the Revolving Loan Agreement, the "Loan Agreements") are terminated and all borrowings under both Loan Agreements, as well as all other borrowings by the
Corporation or any of its subsidiaries from GEI or any of its affiliates, are repaid (i) at each meeting of the stockholders of the Corporation or other occasion on which there is an election of directors of the Corporation, at GEI's request, Indian Creek and Fisher each will vote all the stock of the Corporation owned by it or him in favor of fixing the number of directors of the Corporation at seven (7) and the election of persons designated by GEI to three (3) of the positions on the entire Board of Directors of the Corporation if no shares of the Corporation's Series A Convertible Participating Preferred Stock (the "Series A Stock") are outstanding, or one (1) position if any shares of Series A Stock are outstanding, and (ii) the Corporation, Indian Creek and Fisher (in his capacity as a stockholder, officer and director of the Corporation) will in all other ways use its and his best efforts to cause the number of directors of the Corporation to be fixed at seven (7) and to cause the election of persons or a person designated by GEI to three or one of the positions  on the Board of Directors of the Corporation,  as  the
case may be.
           (d)The  provisions of paragraphs 1(a)  and  (b)  above
shall be of no force or effect so long as (i) any shares of Series A Stock are outstanding, (ii) GEI has the right to elect a majority of the members of the Board of Directors of the Corporation or (iii) either of the Loan Agreements is in effect or any borrowings under either of the Loan Agreements remain unpaid.
           (e)So long as any shares of Series A Stock are outstanding, in any election of directors of the Corporation, whether at a meeting of the stockholders of the Corporation or otherwise, GEI will vote all shares of the Corporation's common stock owned by GEI pro rata in accordance with the votes of the other stockholders of the Corporation whose shares are voted.
     2. Certificates (the "Certificates") evidencing the shares of common stock of the Corporation owned by Indian Creek and members of the Fisher family (the "Shares") are being held in escrow with Rogers & Wells, as Escrow Agent, under an Escrow Letter dated April 27, 1989 among the Escrow Agent, Fisher and Gould, as amended and restated on January 28, 1991 (the "Escrow Letter"). Those escrow arrangements shall remain in effect with respect to the 4,208,801 shares currently owned of record by Indian Creek and members of the Fisher family (as appropriately
adjusted   for   stock  dividends,  stock  splits,  combinations,
reorganizations, recapitalizations and other similar corporate action, the "Shares"), except that the following additional provisions shall govern the Shares:
          (a)Permitted Transfers.
           Indian Creek, Fisher and any other holders of escrowed shares each may effect any of the following transactions: (i) a pledge of Shares if there is neither a transfer of the legal title thereto nor a transfer on the books of the Corporation into the name of the pledgee or (ii) any transfer by gift or by operation of law to Fisher's spouse, issue, parents, parents-in-law, nephews, nieces, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, a trust for the
benefit  of  any  of  the  foregoing  or  the  estate  or   legal
representatives of Fisher; provided,however, that any Shares transferred pursuant to clauses (i) or (ii) above shall remain subject to the escrow.
          (b)Consent.
          GEI may consent to any transfer which would violate the provisions of this Section 2 by a written notice delivered to Fisher and to the Escrow Agent. Any such consent to a transfer shall not be deemed to be a waiver or consent by GEI of or to any subsequent transfers by Indian Creek, Fisher and any other holders of escrowed shares in violation of the provisions of this
Section 2.
          (c)Termination.
           The escrow arrangements described in this Section 2 shall terminate and the Shares shall be released from the escrow arrangements set forth in the Escrow Letter on and as of the
earliest  of:   (i)  the date on which both Loan  Agreements  are
terminated and all borrowings under both Loan Agreements, as well as all other borrowings by the Corporation or any of its subsidiaries from GEI or any of its affiliates, are repaid, (ii) Fisher's death or (iii) the termination for any reason of Fisher's status as a principal officer of the corporation.
          (d)Amendment to Escrow Letter.
           The parties hereto hereby agree to amend the Escrow Letter to effect the modifications to the escrow arrangements provided for in this Section 2.
      3.   While GEI has the right to elect persons, or designate
persons  for  election,  to  the  Board  of  Directors   of   the
Corporation, GEI will not, and GEI will take all steps in its control to assure that no officer or employee of Gould or any of its subsidiaries will, purchase or sell any securities of the
Corporation   while   in   possession  of   material   non-public
information  about  the  Corporation  or  its  subsidiaries,   or
disclose   any   material   non-public  information   about   the
Corporation or its subsidiaries to any person under circumstances in which it can reasonably be anticipated that the other person may purchase, sell or hold securities of the Corporation on the basis of the non-public information, whether that information was obtained by persons designated by GEI for election to the Board of Directors of the Corporation or was obtained in any other manner.
      4. This Agreement will be governed by and construed under laws of the State of New York. Each of the parties to this Agreement agrees that any action or proceeding under or relating to this Agreement may be brought in any state or Federal court sitting in the Borough of Manhattan, New York, New York (without restricting the ability of any party to bring actions or proceedings in other jurisdictions), and each of the parties to this Agreement, (i) consents to the jurisdiction of any of those courts in connection with any action or proceeding arising under or relating to this Agreement, (ii) agrees that process in any such action or proceeding may be served by registered mail, or in any other manner permitted by the rules of the court in which the action or proceeding is brought, and (iii) agrees not to seek to remove any action or proceeding arising under or relating to this Agreement from any state or Federal Court sitting in the Borough of Manhattan, New York, New York, on the ground that it is an inconvenient forum or on any other ground.
      5. This document contains the entire Agreement of the parties, and supersedes any prior agreements or understandings of the parties, with regard to the subject matter of this Agreement.
      6. No amendment or modification of this Agreement will be effective against any of the parties unless it is in writing and signed by all the parties.
     7. This Agreement may be executed in counterparts, each of which will constitute an original but all of which together will constitute one and the same Agreement.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown on the first page.
                              INDIAN CREEK CAPITAL, LTD.
                              By: KENNETH G. FISHER
                                   Title:  GENERAL PARTNER

                              GOULD ELECTRONICS INC.
                              By: MICHAEL C, VEYSEY
                                   Title: SENIOR VICE PRESIDENT

                              ENCORE COMPUTER CORPORATION
                              By:  T. MARK MORLEY
                                   Title:  VICE PRESIDENT




                                                    EXHIBIT 3.1-C



              GOVERNMENTAL FILINGS, AUTHORIZATIONS
                  APPROVALS OR CONSENTS OF ENCORE

Encore  shall  have obtained such approval of the  United  States
Defense Investigative Service as it deems necessary for the consummation of the transactions contemplated by the Master
Purchase Agreement.


                                                    EXHIBIT 3.1-E





                   ISSUED OPTIONS, WARRANTS OR
              CONVERTIBLE SECURITIES AND AGREEMENTS


Options issued under Encore's Employee Stock Option Plan.
                                                    Number of
                                                       Shares

 Outstanding at December 31, 1994                 10,111,972
 Granted between December 31, 1994 and Closing    -0-
 Date
 Exercised between December 31, 1994 and Closing  (189,651)
 Date
 Cancelled between December 31, 1994 and Closing      (19,512)
 Date
 Outstanding at Closing Date                      9,902,809



                                                    EXHIBIT 3.1-G


                          SUBSIDIARIES

 Name                        Jurisdiction            Ownership
                             of Formation
 Encore Computer U.S. Inc.   Delaware      Encore*                 100%
 Encore Computer             Delaware      Encore                  100%
 International Inc.
 Encore Computer Limited     Canada        International*          100%
 Encore Computer (UK)        United        International           100%
 Limited                     Kingdom
 Encore Computer Belgium     Belgium       International           100%
 S.A.
 Encore Computer GmbH        West Germany  International           100%
 Encore Computer de Puerto   Delaware      Encore                  100%
 Rico Inc.
 Encore Computer S.A.        France        International           100%
 Encore Computer (Ireland)   Ireland       Encore Computer B.V.    99%
 Limited
                                           International           1%
 Encore Computer Italia      Italy         International           100%
 S.p.A.
 Japan Encore Computer       Japan         International/Japan     50%
                                           Energy Corporation***   50%
 Encore Computer B.V.        Netherlands   International           100%
 Encore Computer Nederlands  Netherlands   International           100%
 B.V.
 Encore Computer Espana      Spain         International           100%
 S.A.
 Encore Computer (Irish      Ireland       Encore Computer B.V.    50%
 Partnership)
                                           Encore Computer         50%
                                           Ireland Ltd.
 Lauderdale Computer A.B.    Sweden        International           100%
 Asia Pacific Encore         Malaysia      Encore                  20%
 Computer



                  * Encore Computer Corporation
               **   Encore Computer International
                  ***  Not an Encore subsidiary




                                                    EXHIBIT 3.1-H




                    MATERIAL ADVERSE CHANGES

Except for as disclosed in Form 10-Q filed with the Securities and Exchange Commission by Encore in September 1993 and the letter from Encore to Gould dated March 15, 1995 regarding the Amdahl Corporation, there has been no material adverse change in the consolidated financial condition, operations or business of the Encore and its subsidiaries taken as a whole.


EXHIBIT 3.1-I
                     TAX RETURN INFORMATION

 Returns Currently Under Audit                    Extension
                                                   Granted
 Virginia Sales Tax Returns                         none
 New York Sales Tax Returns                         none
 Florida Intangible Returns                         none
 Ohio Sales Tax                                     none
 Kansas Sales Tax                                   none

 Foreign Returns Currently Under Audit
 NONE


                                                    EXHIBIT 3.1-K



                      ENVIRONMENTAL MATTERS


Reference is made to the reports dated May 1990 prepared for Encore by Camp, Dresser & McKee, an environmental firm relating to (i) certain asbestos-containing floor coverings at Encore's corporate headquarters in Plantation, Florida and at the Melbourne, Florida facilities and (ii) underground storage tanks located at the Melbourne, Florida facilities. Copies of this report have been provided to Gould Inc. Substantial work has been done at the Melbourne facility to remove the tanks and clean the area of remaining residuals. The site is currently in a "Monitoring Only" status as assessed by the Florida Department of Environmental Protection.
Reference is also made to the liabilities incurred in connection with the property formerly leased by System Engineering Laboratories, Inc. and located at 3000 S. Andrews Avenue, Fort Lauderdale, Florida. These liabilities were assumed by Gould Electronics Inc.
Reference is made to the possible liability as a party potentially responsible for less that 1% of the waste at the Seaboard Chemical Site located in North Carolina and as further described in the September 19, 1991 memorandum from Schiff Hardin & Waite. A copy of that memorandum and attachments has been furnished to Gould Inc.



                                                    EXHIBIT 3.2-B




                       CONFLICTS OF GOULD


                              None.





                                                    EXHIBIT 3.2-C




                      GOVERNMENTAL FILINGS,
         AUTHORIZATIONS, APPROVALS OR CONSENTS OF GOULD

                              None.




                                                    EXHIBIT 4.1-C




                        ISSUANCE OF STOCK

New  shares  of common stock may be issued as options  previously
granted  under  Encore's  Nonqualified  Stock  Option  plan   are
exercised.




                                                   EXHIBIT  5.2-D

              [LETTERHEAD OF WEIL, GOTSHAL & MANGES]










                         March 17, 1995


Gould Electronics Inc.
35129 Curtis Boulevard
Eastlake, Ohio  44095-4001
Gentlemen:
            We   have   acted  as  counsel  to  Encore   Computer
Corporation, a Delaware corporation (the "Company"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Master Purchase Agreement dated March 17, 1995 between Gould Electronics, Inc. ("Gould") and the Company (the "Purchase Agreement"), the Fifth Amended and Restated Registration Agreement dated as of March 17, 1995 among the Company, Gould, EFI International, Inc. ("EFI") and Indian Creek Capital, Ltd. ("Indian Creek") (the "Registration Agreement") and the Second Amended and Restated Stockholders Agreement dated as of March 17, 1995 among the Company, Gould, EFI and Indian Creek (the "Stockholders Agreement Amendment" and, together with the Purchase Agreement and the Registration Agreement, the "Documents"). Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings as so defined.
           In  so  acting, we have examined originals or  copies,
certified  or  otherwise identified to our satisfaction,  of  the
Documents and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the
Company and upon the representations and warranties of the Company contained in the Documents. We have also assumed the due incorporation and existence of, and the due authorization, execution and delivery of the Documents by, the Company and that the Company has the requisite corporate power and authority to enter into the Documents and perform its obligations thereunder.
            Based   on   the  foregoing,  and  subject   to   the
qualifications stated herein, we are of the opinion that:
            1.    Each   Document  (assuming  due  authorization,
execution   and   delivery  thereof  by  the   parties   thereto)
constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.
           2. The issuance by the Company of shares of Series F Convertible Preferred Stock pursuant to the Purchase Agreement (the "Issued Shares") to Gould is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). In this connection, we have assumed that no offers or sales of securities have or will be made by or on behalf of the Company that are of the same or of a similar class as the Issued Shares. In addition, we have assumed that (i) no general solicitation or general advertising by or on behalf of the Company has occurred in connection with the issuance of the Issued Shares and (ii) prior to the signing and delivery of the Purchase Agreement, Gould was given an opportunity to ask questions, receive answers and participate in the negotiations concerning the terms and provisions of the Purchase Agreement and the terms and provisions of the Issued Shares and to obtain such additional information as necessary to make an informed investment decision. Furthermore, we note that the certificates evidencing the Issued Shares have been endorsed with a legend to the effect that such shares have not been registered under the Securities Act and, therefore, cannot be resold or transferred unless they are so registered or unless an exemption therefrom is available. Finally, in rendering the opinion contained in this paragraph 2 we have relied upon a certificate of Gould to the effect that Gould (i) is acquiring the Issued Shares for its own account and for investment purposes and not with a current view to their sale or distribution, and
(ii) is an "accredited Investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.
           The opinions herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.
           This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.
                               Very truly yours,

                               WEIL, GOTSHAL & MANGES


                                                   EXHIBIT  5.2-E


                [Letterhead of Mary F. Macomber]


                                            March 17, 1995


Gould Electronics Inc.
35129 Curtis Boulevard
Eastlake, Ohio 44095
Gentlemen:
           I am General Counsel of Encore Computer Corporation, a Delaware corporation (the "Company"). I have acted as counsel for the Company and certain of its subsidiaries in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Master Purchase Agreement dated March 17, 1995 between Gould Electronics Inc. ("Gould") and the Company (the "Purchase Agreement"), the Fifth Amended and Restated Registration Agreement dated as of the date hereof among the Company, Gould, EFI International), Inc. ("EFI") and Indian Creek Capital, Ltd. ("Indian Creek") (the "Registration Agreement"), the Fourth Amendment to the Amended and Restated Stockholders Agreement dated as of the date hereof among the Company, Gould, EFI and
Indian Creek (the "Stockholders Agreement Amendment") and the letter agreement dated the date hereof among the Company, Gould and Encore Computer U.S., Inc. (together with the Purchase Agreement, the Registration Agreement and the Stockholders Agreement Amendment, the "Documents"). Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings as so defined.
           In  so  acting, I have examined originals  or  copies,
certified  or  otherwise identified to my  satisfaction,  of  the
Documents and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
           In such examination, I have assumed the genuineness of all signatures (other than those of officers of the Company and its subsidiaries), the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of.such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the
Company and upon the representations and warranties of the Company contained in the Documents.
            Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:
           1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure of the Company to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries considered as a whole.
           2. The Company has all requisite corporate power and authority to execute and deliver the Documents to which it is a party, and to perform its obligations thereunder. The execution, delivery and performance of the Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Documents have been duly and validly executed and delivered by the Company.
           3. The execution and delivery of the Documents, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company is a party or by which it is bound of which I am aware, or (ii) any order or ruling of any court or governmental authority binding on the Company of which I am aware.
            4. No consent, approval, waiver, license or authorization or other action by or filing with any Florida, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Documents or the consummation by the Company of the transactions contemplated thereby, other than those which have already been obtained.
          5. To my knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the Documents or which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Company.
           6. The authorized capital stock of the Company consists of 150,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of March 17, 1995, there were 34,255,299 shares of common stock, 73,641 shares of Series A Convertible Participating Preferred Stock, 666,453 shares of Series B Convertible Preferred Stock, 1,019, 787 shares of Series D
Convertible Preferred Stock and 1,042,381 shares of Series E Convertible Preferred Stock issued and outstanding. All of such outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable.
          7. The shares of Series F Preferred Stock to be issued pursuant to the Purchase Agreement have been duly authorized and, when issued as contemplated by the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.
           The opinions herein are limited to the laws of the State of Florida, the corporate laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.
           This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except that this opinion may be disclosed or quoted to, or filed with, a bank or insurance regulatory authority.


                               Very truly yours,
                               MARY MACOMBER